SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No. )

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TELKONET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Telkonet, Inc.

20374 Seneca Meadows Parkway

Germantown, Maryland 20876-7004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2006 Annual Meeting of Stockholders of Telkonet, Inc. will be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876, on Friday, December 8, 2006, at 3:00 p.m., local time, for the following purposes:

1. To elect seven (7) directors, each to serve until the next annual meeting of stockholders and until his successor has been elected and qualified;

2. To ratify Telkonet’s Amended and Restated Stock Incentive Plan;

3. To ratify the appointment of independent accountants for 2006; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 6, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.

By order of the Board of Directors,

/s/ RONALD W. PICKETT
Ronald W. Pickett Chief Executive Officer

Dated: November 6, 2006 YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD

IMMEDIATELY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Telkonet, Inc.

20374 Seneca Meadows Parkway

Germantown, Maryland 20876-7004

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Telkonet, Inc. for use at Telkonet’s 2006 Annual Meeting of Stockholders, to be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876, on Friday, December 8, 2006 at 3:00 p.m., local time, and at any adjournment or postponement of the annual meeting. This proxy statement, the accompanying proxy card and Telkonet’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 are first being sent to stockholders on or about November 6, 2006.

The solicitation of proxies is made by and on behalf of Telkonet’s Board of Directors. The cost of the solicitation of proxies will be borne by Telkonet. In addition to solicitation of proxies by mail, employees of Telkonet or its affiliates may solicit proxies by telephone or facsimile.

The Board of Directors has fixed the close of business on November 6, 2006 as the record date for determining the holders of shares of common stock who are entitled to notice of, and to vote at, the annual meeting. At the close of business on November 1, 2006, Telkonet had outstanding 56,850,634 shares of common stock, par value $0.001 per share. Each stockholder is entitled to one vote per share of Telkonet’s common stock registered in such stockholder’s name on Telkonet’s books as of the close of business on November 6, 2006.

Shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted at the annual meeting in accordance with the instructions indicated on the proxies. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to ensure that their shares are voted. If the enclosed proxy is signed and returned, the shares represented thereby will be voted in accordance with any specification made therein by the stockholder. In the absence of any such specification, the shares will be voted to elect each of the director nominees set forth under “Election of Directors” below, to ratify Telkonet’s Amended and Restated Stock Incentive Plan, for the proposal set forth under “Ratification of Appointment of Independent Public Accountants,” and in the discretion of management on any other matter which may properly come before the annual meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Attendance at the annual meeting will not, in and of itself, revoke a proxy. Proxies may be revoked by:

•	Filing with the Secretary of Telkonet, at or before the taking of the vote at the annual meeting, a written notice of revocation dated later than the proxy;

•	Executing a later dated proxy relating to the same shares of common stock and delivering it to the Secretary of Telkonet, including by facsimile, before the taking of the vote at the annual meeting; or

•	Attending the annual meeting and voting in person.

Any written revocation or subsequent proxy should be sent so as to be delivered to Telkonet, Inc., 20374 Seneca Meadows Parkway, Germantown, Maryland 20876, Attention: Corporate Secretary, or hand delivered to the Secretary of Telkonet or his representative at or before the taking of the vote at the annual meeting.

If the annual meeting is postponed or adjourned, proxies given pursuant to this solicitation will be utilized at any subsequent reconvening of the annual meeting, except for any proxies that previously have been revoked or withdrawn effectively, and notwithstanding that proxies may have been effectively voted on the same or any other matter previously.

Telkonet’s bylaws provide that the holders of a majority of the outstanding Telkonet shares, present in person or by proxy, will constitute a quorum, and that the affirmative vote of a majority of the shares represented at the annual meeting and constituting a quorum is required for approval of any proposal brought before the annual meeting, unless a greater proportion or number of votes is required by law or by Telkonet’s certificate of incorporation or bylaws. The election of directors will require the affirmative vote of a majority of the shares present at the annual meeting and constituting a quorum. Abstentions and broker non-votes will be deemed present for purposes of constituting a quorum and will have the same legal effect as a vote “against” each nominee for the Board of Directors and all proposals presented at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS

Telkonet’s bylaws establish the number of directors at not less than three members. Pursuant to the bylaws, the Board of Directors may increase or decrease the number of members of the Board of Directors. The Board of Directors has established the number of directors at seven. At the annual meeting, the shares represented by properly executed proxies, unless otherwise specified, will be voted for the election of the seven nominees named herein, each to serve until the next annual meeting and until his successor is duly elected and qualified. Proxies cannot be voted for more than seven nominees.

If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board of Directors expects that proxies will be voted for the election of a substitute nominee designated by the Board of Directors. The following information is furnished concerning each nominee for election as a director.

The affirmative vote of a majority of the shares of Telkonet’s common stock represented at the annual meeting, either in person or by proxy, is required to elect the following nominees as Telkonet directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE.

Nominees For Election At The Annual Meeting

Director Name	Age	Position With Telkonet	Director Since
Warren V. Musser	79	Chairman of the Board	2003
Ronald W. Pickett	59	President, Chief Executive Officer & Director	2003
Stephen L. Sadle	60	Senior Vice President & Director	2000
Thomas C. Lynch	64	Director	2003
James L. Peeler	72	Director	2004
Thomas M. Hall	54	Director	2004
Seth D. Blumenfeld	66	Director	2005

WARREN V. MUSSER, Chairman of the Board of Directors, has taken over 50 companies public during his distinguished and successful career as an entrepreneur, and is the founder and Chairman Emeritus of Safeguard Scientifics, Inc. (a high-tech venture capital company, formerly Safeguard Industries, Inc.). Mr. Musser is currently the Managing Director, The Musser Group (a business consulting firm) and Founder & President, Musser and Company, Inc. (an investment banking firm). In addition, Mr. Musser is a Director of Internet Capital Group, Inc. (a business-to-business venture capital company), and is a Director and Vice Chairman of Nutri/System, Inc. (a weight management company) and Co-Chairman of Eastern Technology Council (a business advisory firm). Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president of development, Cradle of Liberty Council, Boy Scouts of America; vice chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership on Economic Education.

RONALD W. PICKETT, Director and Chief Executive Officer, fostered the development of Telkonet since 1999 as Telkonet’s principal investor and co-founder. He has been President of Telkonet since January of 2003. He also was the founder, and for twenty years served as Chairman of the Board of Directors and President, of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution) until its merger with Digital Angel Corporation (AMEX: “DOC”) in March 2002. A graduate of Gordon College, Mr. Pickett has engaged in various entrepreneurial activities for 35 years.

STEPHEN L. SADLE, Director and Senior Vice President, is a co-founder of Telkonet. From 1999 until he joined Telkonet in 2000, Mr. Sadle served as Senior Vice President and General Sales Manager of Internos (a provider of web-based vertical extranet applications). From 1986 until 1999, Mr. Sadle was Vice President of Business Development and Sales for the Driggs Corporation, a major heavy and infrastructure contracting firm interfacing with government and the private sectors. From 1970 until 1986, Mr. Sadle was President of a successful infrastructure construction and development company in the Washington, D.C. metropolitan area.

THOMAS C. LYNCH, Director, is Senior Vice President and Director of The Staubach Company’s Federal Sector (a real estate management and advisory services firm) in the Washington, D.C. area. Mr. Lynch joined The Staubach Company in November 2002 after six years as Senior Vice President at Safeguard Scientifics, Inc. (NYSE: SFE) (a high-tech venture capital company). While at Safeguard, he served nearly two years as President and Chief Operating Officer at CompuCom Systems, a Safeguard subsidiary. After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral. Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch presently serves as a Director of Pennsylvania Eastern Technology Council, Armed Forces Benefit Association, Catholic Leadership Institute, National Center for the American Revolution at Valley Forge, and Mikros Systems.

JAMES L. PEELER, Director, was a founder and member of the board of Digital Communications Corporation (DCC), which evolved into Hughes Network Systems (HNS), a provider of global broadband, satellite, and wireless communications products for home and business, such as DirecTV and DIRECWAY. Mr. Peeler retired as Executive Vice President of Operations in 1999 after 27 years of service and is presently a member of the Advisory Council to Hughes Network Systems. Mr. Peeler also served on the Board of Directors of Hughes Software Systems (HSS). Prior to the founding of DCC, he was Vice President of Engineering for Washington Technological Associates (WTA) (a satellite communications development company), where he was instrumental in the development of rocket and satellite communications and instrumentation equipment. Mr. Peeler received a bachelor of science degree in electrical engineering from Auburn University.

DR. THOMAS M. HALL, Director, is the Managing Member of Marrell Enterprises LLC (a company that specializes in international business development). Dr. Hall serves on the board of directors of Coris International SA (a Paris-based insurance services company with subsidiaries in 36 countries). For 12 years (until 2002), Dr. Hall was the Chief Executive Officer of Medical Advisory Systems, Inc. (a company providing international medical services and pharmaceutical distribution). Dr. Hall holds a bachelor of science and a medical degree from the George Washington University and a master of international management degree from the University of Maryland.

SETH BLUMENFELD, Director, served as President of International Services for MCI International (a provider of telecommunication services) from 1998 until his retirement in January of 2005. Mr. Blumenfeld was President and Chief Operating Officer of several of MCI’s international subsidiaries from 1984 to 1998. Blumenfeld earned his Doctorate Jurisprudence from Fordham University Law School in 1965. He practiced law on Wall Street prior to serving as infantry captain for the U.S. Army in Vietnam. From 1976 through 1978, Blumenfeld lived in Japan. Blumenfeld’s involvement on professional boards and community associations have included Executive Committee member of the United States Council for International Business, Member of the Board of Directors of the United States Telecommunications Training Institute, Member of the State Department

Advisory Council on International Communications and Information Policy, Member of the University of Colorado Institute for International Business Board of Advisors, Member of the American Graduate School of International Management (Thunderbird) Board of Advisors, Member of the Advisory Board of Visitors to Fordham University School of Law, and honorary Chairman of the Connecticut Association of Children with Learning Disabilities.

Meetings Of The Board Of Directors

The Board of Directors held five meetings in 2005, which each member of the Board of Directors attended. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board of Directors and the committees of which he was a member. Telkonet has not established a formal policy requiring director attendance at all Board meetings, but the Company expects each director to attend such meetings, absent unusual circumstances. Telkonet expects its directors to attend the Annual Meeting of Stockholders (which is usually held the same day as a meeting of the Board of Directors). All of Telkonet’s directors attended the 2005 Annual Meeting of Stockholders.

Code Of Ethics

The Board has approved, and Telkonet has adopted, a Code of Ethics that applies to all directors, officers and employees of Telkonet. This Code of Ethics was included as an Exhibit to Telkonet’s Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2004.

Independent Directors

The Board has determined that Dr. Hall and each of Messrs. Lynch and Peeler are “independent directors” within the meaning of the American Stock Exchange (“AMEX”) listing standards.

Committees Of The Board Of Directors

The Board has an Audit Committee and a Compensation Committee, but the Board does not presently have a Nominating Committee because the Board does not feel a Nominating Committee is necessary due to the Board’s nomination procedures in effect as described below.

Director Nominations

Although Telkonet does not maintain a standing Nominating Committee, nominees for election as directors are considered and nominated by a majority of Telkonet’s independent directors in accordance with the AMEX listing standards. “Independence” for these purposes is determined in accordance with Section 121(A) of the AMEX Rules and Rule 10A-3 under the Securities Exchange Act of 1934. Since Telkonet does not maintain a standing Nominating Committee, it has not adopted a formal Nominating Committee charter.

When considering potential candidates for election to Telkonet’s Board of Directors, the independent directors evaluate various criteria, including, but not limited to, each candidate’s business and professional skills, experience serving as management or on the board of directors of companies such as Telkonet, financial literacy and personal integrity in judgment. Candidates for vacant board seats will be considered if they are able to read and understand fundamental financial statements; have no identified conflicts of interest; have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection; and are willing to comply with Telkonet’s Code of Ethics. One or more directors must have requisite financial expertise to qualify as an “audit committee financial expert” as defined by Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934. The independent directors reserve the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

The independent directors review the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time. In the case of any candidate for a vacant Board seat, the independent directors will consider whether such candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed by the independent directors, and the full Board will approve the final nominations. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors.

Stockholders may nominate director candidates for consideration by the Board of Directors by writing to the Chairman and providing to the Chairman the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Board to evaluate the minimum qualifications described above. The submission must be accompanied by the written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. If a stockholder nominee is eligible, and if the nomination is proper, the independent directors then will deliberate and make a decision as to whether the candidate will be submitted to Telkonet’s stockholders for a vote. The Board will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, based on whether the candidate was recommended by a stockholder.

Stockholders can communicate directly with the Board, with any Committee of the Board, or specified directors by writing to Robert Crabb, Secretary of Telkonet, or by calling Mr. Crabb at (240) 912-1800. All communications will be reviewed by management and then forwarded to the appropriate director, directors, committee, or to the full Board.

Audit Committee

The Audit Committee is currently comprised of Messrs. Lynch and Peeler and Dr. Hall. Telkonet’s Board of Directors has determined that Dr. Hall and each of Messrs. Lynch and Peeler is an “audit committee financial expert” as defined by Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Board of Directors also has determined that Dr. Hall and each of Messrs. Lynch and Peeler are “independent” as such term is defined in Section 121(A) of the AMEX Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934.

The Audit Committee recommends annually to the Board of Directors the selection of independent auditors for each fiscal year, confirms and assures their independence and approves the fees and other compensation to be paid to the auditors. The Audit Committee recommends to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters. The Audit Committee also reviews, prior to its filing with the SEC, Telkonet’s Form 10-K and annual report to stockholders. The Audit Committee provides an open avenue of communication among the independent auditors, management and the Board of Directors and will review any significant disagreement among management and the independent auditors in connection with the preparation of any of Telkonet’s financial statements. The Audit Committee reviews, with Telkonet’s legal counsel, legal and regulatory matters that may have a significant impact on Telkonet’s financial statements. The Audit Committee held four meetings in 2005 and all members of the Audit Committee were in attendance at each meeting.

The Board of Directors has adopted an Audit Committee Charter, which was ratified by the stockholders at the 2004 Annual Meeting of Stockholders. A copy of the Audit Committee charter was filed as Appendix A to Telkonet’s proxy statement for the 2004 Annual Meeting of Stockholders.

Compensation Committee

Dr. Hall and Messrs. Lynch and Musser serve on Telkonet’s Compensation Committee. The Compensation Committee determines compensation for senior management, advises the Board of Directors on the adoption and administration of employee benefit and compensation plans and administers the Amended and Restated Stock Incentive Plan. The Compensation Committee met one time in 2005, and all members of the Compensation Committee attended the meeting.

Directors’ Compensation

Telkonet reimburses non-management directors for costs and expenses in connection with their attendance and participation at Board of Directors meetings and for other travel expenses incurred on Telkonet’s behalf. Telkonet compensates each non-management director (excluding Mr. Musser and Mr. Blumenfeld): $4,000 per month, 10,000 vested stock options per quarter and $1,000 for each committee meeting of the Board of Directors such director attends. Mr. Musser, as Chairman of the Board of Directors, is compensated $8,333 per month (consisting of monthly payments in the amount of $4,000, which payments are consistent with the monthly payments made to the other non-management directors, and $4,333.33 per month, which payments are in lieu of the 10,000 vested stock options per quarter and $1,000 for each committee meeting that the other non-management directors receive). Payments to Mr. Musser for Board services are made to The Musser Group pursuant to a consulting agreement described below under the heading “Certain Relationships and Related Transactions.”

Beginning July 1, 2005, Mr. Blumenfeld was compensated 10,000 shares of Company stock upon execution of an international consulting agreement, 10,000 shares of Company stock per quarter for the first year (for a total 50,000 shares in the first year) and 5,000 shares of Company stock per quarter thereafter plus a five percent (5%) commission (payable in cash or Company stock) on international sales generated by him with gross margins of 50% or greater. Payments to Mr. Blumenfeld for Board and consulting services are pursuant to a consulting agreement described below under the heading “Certain Relationships and Related Transactions.”

Executive Officers

The following table furnishes the information concerning Telkonet’s executive officers as of October 24, 2006.

Name	Age	Title
Ronald W. Pickett	59	President, Director & Chief Executive Officer
Frank T. Matarazzo	44	President & Chief Executive Officer, Microwave Satellite Technologies, Inc.
Stephen Sadle	60	Senior Vice President & Director
James Landry	51	Chief Technology Officer
Richard J. Leimbach	37	Vice President of Finance

FRANK T. MATARAZZO has been the President and Chief Executive Officer of Microwave Satellite Technologies, Inc. since its inception in 1982. Mr. Matarazzo has directed the growth and development of the Microwave Satellite Technologies, Inc. (MST) and designed and constructed the first private cable television systems operated by MST and continues to be involved in all technology deployed at MST. Mr. Matarazzo’s experience includes employment for Conrac Avionics, as a prototype design engineer, working on the development of the guidance/navigation systems for military fighter planes as well as the development and construction of the FM communication systems and engine interface units for the Space Shuttle Columbia. He is known in the private cable television industry, having both written articles for trade publications and served as a technical consultant to municipalities on the subject of satellite delivered information systems.

JAMES F. LANDRY, Chief Technology Officer since May 2004, also served as Vice President of Engineering from September 2001 until May 2004. From 1994 until joining Telkonet, Mr. Landry was a Senior Member of 3Com Technical Staff. Mr. Landry has over 20 years’ experience in developing communications hardware for the enterprise/carrier market with 3Com, U.S. Robotics, Penril Datacomm and Data General. While

at 3Com/US Robotics, he was responsible for the development of the entire xDSL product line as well as a number of modems and interface cards. At Penril, he served as the product development leader for the Series 1544 multiplexer/channel bank and at Data General he was technical leader of system integration for ISDN, WAN. Mr. Landry brings a wealth of practical design leadership and a solid history of delivering products to the marketplace. Mr. Landry holds four U.S. patents.

RICHARD J. LEIMBACH, Vice President of Finance since June 2006, also served as Controller from January 2004 until June 2006. Mr. Leimbach is a certified public accountant with over thirteen years of public accounting and private industry experience. From October 2001 until joining Telkonet, Mr. Leimbach was the Controller with Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions.

ITEM 2: RATIFICATION OF THE TELKONET, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

On April 24, 2002, the Board of Directors adopted the Telkonet, Inc. Stock Incentive Plan which was approved by Telkonet’s stockholders in July 2002 at Telkonet’s annual meeting. The Plan was amended by the Board of Directors on June 23, 2003 to increase the number of shares of Telkonet common stock issuable under the Plan from 7,000,000 to 15,000,000 shares. The Stock Incentive Plan was further amended by the Board of Directors on October 24, 2006 to increase the number of shares of Telkonet common stock issuable under the Plan from 15,000,000 to 18,000,000 shares. The plan provides for the grant of stock options to employees, officers, consultants, independent contractors and non-employee directors providing services to Telkonet, as determined by the Board of Directors or by a committee of directors designated by the Board of Directors to administer the plan. The full text of the amended and restated plan is attached to this proxy statement as APPENDIX A.

Summary of the Plan

The purpose of the plan is to advance the interests of Telkonet by encouraging and enabling acquisition of a financial interest in Telkonet by its officers, directors, consultants and key personnel. The plan is intended to aid Telkonet in attracting and retaining key employees, to stimulate the efforts of such personnel and to strengthen their desire to remain with Telkonet.

The plan is administered by the Board of Directors or a committee designated by the Board of Directors which, if designated, would have full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the plan. Subject to the provisions of the plan, the Board of Directors may amend the terms and conditions of an outstanding award, with the consent of the optionee. The Board of Directors has full authority to interpret the plan and establish, amend or rescind rules and regulations for the administration of the plan.

Any employee, officer, consultant, or director of Telkonet and its subsidiaries is eligible to receive awards under the plan.

The plan provides for the issuance of up to 18,000,000 shares of Telkonet common stock, subject to adjustment in the event of stock dividends, recapitalization, stock splits, reorganizations, mergers, consolidations or other similar changes in the corporate or capital structure of Telkonet. If an option issued under the plan expires, or for any reason is terminated or unexercised with respect to any shares of Telkonet common stock, such shares shall again be available for issuance under the plan. The shares of common stock issued under the plan will be authorized but unissued shares or issued shares that have been reacquired by Telkonet.

The types of awards that may be granted under the plan are stock options, restricted stock and stock appreciation rights. Options granted pursuant to the plan will not be transferable without the approval of the Board of Directors, other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted.

Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and non-qualified options may be granted under the plan. The Board of Directors will determine the exercise price of any option granted under the plan, but in no event will the exercise price for any incentive stock option be less than 100% of the fair market value of the shares of common stock on the date of grant. The term of an incentive stock option granted under the plan may not extend for more than ten (10) years from the date of grant. Stock options will be exercisable at such times as the Board of Directors determines. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or, at the Board of Directors’ discretion, (i) by delivery of shares of Telkonet common stock having a fair market value on the date of exercise equal to the exercise price; (ii) by withholding from the option shares of Telkonet common stock in satisfaction of all or part of the exercise price; (iii) by delivery of the optionee’s full recourse promissory note in the amount of the exercise price; or (iv) by delivery of irrevocable instructions to a broker to deliver promptly to Telkonet, from the sale or loan proceeds with respect to the sale of Telkonet common stock or a loan secured by Telkonet common stock, the amount necessary to pay the exercise price.

Unless earlier discontinued or terminated by the Board of Directors, no awards may be granted under the plan after April 23, 2012. The plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the plan at any time, except that no amendment to the plan shall (i) increase the maximum number of shares under the plan; (ii) materially modify the eligibility requirements for participation in the plan; or (iii) materially increase the benefits accruing to participants under the plan, except in accordance with Telkonet’s certificate of incorporation.

U.S. Federal Income Tax Considerations

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax considerations associated with stock options awarded under the Plan. The U.S. federal tax laws may change and the U.S. federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of receiving stock option grants under the plan.

Incentive Stock Options

An optionee who is granted an Incentive Stock Option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code of 1986, Telkonet is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Options

An optionee generally does not recognize any taxable income at the time he or she is granted a nonstatutory stock option when the option exercise price is not less than the grant date stock price. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by Section 162(m) of the Internal Revenue Code of 1986, Telkonet is generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

As of October 24, 2006, Telkonet has outstanding options for the purchase of 10,241,733 shares of common stock pursuant to the plan which have been granted to employees of Telkonet, including certain executive officers of Telkonet. These options have exercise prices ranging from $1.00 to $5.97 per share. As of October 24, 2006, the closing price of our common stock was $2.97.

The affirmative vote of the holders of a majority of the shares of Telkonet common stock represented at the meeting and entitled to vote on this matter is necessary for approval of the amended and restated plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THIS PROPOSAL.

ITEM 3. RATIFICATION OF APPOINTMENT OF

INDEPENDENT PUBLIC ACCOUNTANTS

Russell, Bedford, Stefanou and Mirchandani, LLP served as Telkonet’s independent public accountants in 2005 and is expected to be retained to do so in 2006. The Board of Directors has directed that management submit the selection of Russell, Bedford, Stefanou and Mirchandani, LLP for ratification by the stockholders at the annual meeting. A representative of Russell, Bedford, Stefanou and Mirchandani, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement, should the representative desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Russell, Bedford, Stefanou and Mirchandani, LLP as Telkonet’s independent public accountants is not required. However, the Board of Directors is submitting the selection of Russell, Bedford, Stefanou and Mirchandani, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain Russell, Bedford, Stefanou and Mirchandani, LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Telkonet and its stockholders.

The affirmative vote of a majority of the shares of Telkonet’s common stock represented at the annual meeting, either in person or by proxy, is required to ratify the appointment of Telkonet’s independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THIS PROPOSAL.

OTHER MATTERS

The Board of Directors is not aware of any other matter that may be presented for action at the annual meeting. If any other matter comes before the annual meeting, the persons named in the enclosed proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following tables set forth, as of September 21, 2006, the number of shares of Telkonet’s common stock beneficially owned by each director and by each executive officer of Telkonet named in the Summary Compensation Table and by all directors and executive officers as a group, and those persons who beneficially owned more than 5.0% of the outstanding shares of Telkonet common stock.

Beneficial Owner (1)	Shares Beneficially Owned		Percent Of Class
Directors & Executive Officers

Seth D. Blumenfeld 20374 Seneca Meadows Parkway Germantown, Maryland 20876	50,000	(2)	*

Thomas M. Hall 20374 Seneca Meadows Parkway Germantown, Maryland 20876	667,790	(3)	1.2%

James Landry 20374 Seneca Meadows Parkway Germantown, Maryland 20876	434,200	(4)	0.8%

Richard J. Leimbach 20374 Seneca Meadows Parkway Germantown, MD 20876	31,000	(5)	*

Thomas C. Lynch 20374 Seneca Meadows Parkway Germantown, Maryland 20876	100,000	(6)	0.2%

Warren V. Musser 20374 Seneca Meadows Parkway Germantown, Maryland 20876	2,235,027	(7)	4.0%

James L. Peeler 20374 Seneca Meadows Parkway Germantown, Maryland 20876	84,400	(8)	0.2%

Ronald W. Pickett 20374 Seneca Meadows Parkway Germantown, Maryland 20876	2,699,699		5.0%

Stephen L. Sadle 20374 Seneca Meadows Parkway Germantown, Maryland 20876	4,284,514	(9)	7.8%

E. Barry Smith 20374 Seneca Meadows Parkway Germantown, Maryland 20876	(10)

All Directors and Executive Officers as a Group (9 persons)	10,586,630		18.3%

*	Less than 1.0%
(1)	Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all common stock set forth opposite such person’s name, subject to applicable community property and similar laws.

(2)	Includes stock issuable under Mr. Blumenfeld’s consulting agreement, dated July 1, 2005.
(3)	Includes options exercisable within 60 days to purchase 80,000 shares of Telkonet common stock at $3.45 per share.
(4)	Includes options exercisable within 60 days to purchase 250,000 and 100,000 shares of Telkonet common stock at $1.00 and $3.45 per share, respectively.
(5)	Includes options exercisable within 60 days to purchase 12,500 and 17,500 shares of Telkonet common stock at $2.59 and $5.08 per share, respectively.
(6)	Includes options exercisable within 60 days to purchase 20,000 and 80,000 shares of Telkonet common stock at $2.00 and $3.45 per share, respectively.
(7)	Includes options exercisable within 60 days to purchase 2,000,000 shares of Telkonet common stock at $1.00 per share.
(8)	Includes options exercisable within 60 days to purchase 80,000 shares of Telkonet common stock at $3.45 per share.
(9)	Includes options exercisable within 60 days to purchase 900,000 shares of Telkonet common stock at $1.00 per share.
(10)	Mr. Smith resigned as Chief Financial Officer of Telkonet on June 30, 2006.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Telkonet for the fiscal year ended December 31, 2005 for Telkonet’s Chief Executive Officer and each of the three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
					Awards			Payouts
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock ($)		Securities Underlying/ Options SARs (#)	LTIP Payouts	All Other Compensation
Ronald W. Pickett President & Chief Executive Officer(1)	2003	91,538	—	—	64,460	(1)	—	—	—
	2004	100,089	—	—	107,779	(1)	—	—	—
	2005	102,340	200,000	—	163,319	(1)	—	—	—

Frank T. Matarazzo President & Chief Executive Officer, MST(2)	2003	—	—	—	—		—	—	—
	2004	—	—	—	—		—	—	—
	2005	—	—	—	—		—	—	—

John S. Cramp(3) Chief Operating Officer	2003	—	—	—	—		—	—	—
	2004	—	—	—	—		—	—	—
	2005	135,288	6,731	—	—		500,000	—	—

Stephen L. Sadle Sr. Vice President	2003	130,000	—	—	—		900,000	—	—
	2004	171,983	6,538	—	—		—	—	—
	2005	171,872	10,000	—	—		—	—	—

Jim Landry Chief Technology Officer	2003	160,000	10,000	—	—		100,000	—	—
	2004	172,514	15,000	—	—		250,000	—	—
	2005	176,508	15,000	—	—		—	—	—

Richard J. Leimbach Vice President Finance	2003	—	—	—	—		—	—	—
	2004	76,147	3,269	—	—		50,000	—	—
	2005	102,340	3,936	—	—		50,000	—	—

E. Barry Smith Chief Financial Officer(4)	2003	115,539	—	—	—		500,000	—	—
	2004	171,983	15,000	—	—		—	—	—
	2005	171,872	15,000	—	—		—	—	—

(1)	In each year ending December 31, 2005, 2004 and 2003, Mr. Pickett earned 36,000 shares issued under the Company’s Employee Stock Incentive Plan as additional compensation pursuant to his employment agreement. The fair market value of these shares upon issuance was $163,319, $107,779 and $64,460, respectively. Mr. Pickett has deferred the receipt of his 2004 and 2005 shares although the value of such shares is reflected in this table. The number of restricted shares held by Mr. Pickett at December 31, 2005, was 108,000, and the aggregate value of these restricted shares of common stock as of December 31, 2005, was $448,200.
(2)	In January 2006, the Company acquired a 90% interest in MST, a corporation wholly owned by Frank T. Matarazzo, prior to the acquisition. No compensation was paid by Telkonet to Mr. Matarazzo for the years ended December 31, 2005, 2004 and 2003.
(3)	On October 24, 2006, Mr. Cramp’s title was changed to Vice President of Operations.
(4)	Mr. Smith resigned as Chief Financial Officer of Telkonet on June 30, 2006.

Option/SAR Grants

The following table sets forth information concerning stock options granted in the fiscal year ended December 31, 2005, to the persons listed in the Summary Compensation Table.

Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year	Exercise Or Base Price ($/sh)	Expiration Date	Grant Date Present Value
(a)	(b)	(c)	(d)	(e)	(h)(1)
Ronald W. Pickett	0	0%	n/a	n/a	0
Frank T. Matarazzo	0	0%	n/a	n/a	0
Stephen L. Sadle	0	0%	n/a	n/a	0
James Landry	0	0%	n/a	n/a	0
John S. Cramp	500,000(2)	37%	$3.04	05/2015	$980,000
Richard J. Leimbach	50,000(2)	4%	$5.08	01/2015	$165,000
E. Barry Smith	0	0%	n/a	n/a	0

(1)	The estimated value of the options granted during the year ended December 31, 2005 was determined using the Black-Scholes pricing model and the following assumptions: estimated life of 5 years, a risk free interest rate of 4.00%, a dividend yield of 0% and volitility of 76%.
(2)	These shares vest quarterly over five years.

Aggregated Option/SAR Exercises

The following table summarizes information relating to stock option exercises during the year ended December 31, 2005 by those persons listed in the Summary Compensation Table.

Aggregate Option Exercises in 2005 and

Option Values as of December 31, 2005

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Securities Underlying Options/SARs at FY-End (#) Exerciseable/ Unexerciseable	Value of Unexercised In-The-Money Options/SARs at FY-End ($) Exerciseable/ Unexerciseable
(a)	(b)	(c)	(d)	(e)
Ronald W. Pickett	-0-	-0-	-0- -0-	-0- -0-
Stephen L. Sadle	-0-	-0-	900,000/ -0-	2,835,000/ -0-
James Landry	-0-	-0-	350,000/ 150,000	857,500/ 105,000
Richard J. Leimbach	12,500	25,806	25,000/ 87,500	2,000/ 32,500
E. Barry Smith	31,000	110,050	441,000/ 0	1,389,150/ 0

Compensation Plans

Except for the Telkonet, Inc. Amended and Restated Stock Incentive Plan (“Stock Incentive Plan”), Telkonet does not maintain or administer any compensation plans for the benefit of its officers, directors or employees. Telkonet maintains and administers the Stock Incentive Plan to advance the interests of Telkonet by encouraging and enabling acquisition of a financial interest in Telkonet by its officers, directors, consultants and key personnel. The Stock Incentive Plan is intended to aid Telkonet in attracting and retaining key employees, to stimulate the efforts of such personnel and to strengthen their desire to remain with Telkonet. The Stock Incentive Plan was adopted by the Board of Directors on April 24, 2002 and approved by Telkonet’s stockholders in July 2002 at the annual meeting of stockholders. The Stock Incentive Plan was amended by the Board of Directors on June 23, 2003 to increase the number of shares of Telkonet common stock subject to the Stock Incentive Plan from 7,000,000 to 15,000,000 shares. The Stock Incentive Plan was further amended by the Board of Directors on October 24, 2006 to increase the number of shares of Telkonet common stock subject to issuance under the Plan from 15,000,000 to 18,000,000 shares. The stockholders are being asked to ratify this amendment at the Annual Meeting. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors.

Employment Contracts And Termination Of Employment Arrangements

Stephen L. Sadle, Senior Vice President, is employed pursuant to an employment agreement for a three-year term that commenced January 18, 2003 and renewed for a one-year term through January 17, 2007 and provides for an annual salary of $130,000 and bonuses and benefits based upon Telkonet’s internal policies. Mr. Sadle’s annual salary was increased to $171,872 in 2004.

James Landry, Chief Technology Officer, has been employed since September 24, 2001 with an annual salary of $160,000 with bonuses and benefits based upon Telkonet’s internal policies. Mr. Landry’s annual salary was increased to $176,508 in 2004.

Richard J. Leimbach, Vice President Finance, has been employed since January 26, 2004 and has an annual salary of $130,000 with bonuses and benefits based upon Telkonet’s internal policies.

Ronald W. Pickett, President and Chief Executive Officer, is employed pursuant to an employment agreement for an unspecified term that commenced January 30, 2003 and provides for an annual salary $100,000, 3,000 shares of the Company’s common stock per month for each month of his employment and bonuses and benefits based upon Telkonet’s internal policies. Mr. Pickett’s annual salary was increased to $102,340 on August 1, 2004 and he received a bonus of $200,000 for the year ended December 31, 2005. In January 2006, Mr. Pickett’s salary was increased to $250,000 with an incentive bonus up to $150,000. The incentive portion of the salary will be awarded based on the successful achievement of $15 million in revenues in 2006 and a cash flow break even run rate by the fourth quarter, 2006 or at the reasonable discretion of the Board of Directors

Frank T. Matarazzo, President and Chief Executive Officer, MST, is employed pursuant to an employment agreement for a three-year term that commenced February 1, 2006 and provides for an annual salary of $250,000 and bonuses and benefits based upon MST’s internal policies.

In addition, under the Stock Incentive Plan, stock options are periodically granted to employees at the discretion of the Compensation Committee of the Board of Directors. Executives of Telkonet are eligible to receive stock option grants, based upon individual performance and the performance of Telkonet as a whole.

Performance Graph

Set forth below is a line graph comparing the cumulative total return on Telkonet’s Common Stock against the cumulative total return of the Market Index for the American Stock Exchange (U.S.) (“AMEX”) and for the peer group “Communications Services, within the Standard Industrial Classification Code category, (SIC) Code 4899”, for the period beginning August 15, 2002 and each fiscal year ending December 31 thereafter through the fiscal year ended December 31, 2005. Because Telkonet’s common stock was not widely traded prior to August 15, 2002, the graph does not show the total return on Telkonet’s common stock prior to August 15, 2002. The total returns assume $100 invested on August 15, 2002 with reinvestment of dividends.

Compensation Committee Interlocks and Insider Participation

In September 2005, the Board of Directors nominated and approved a Compensation Committee which consisted of Messrs. Musser and Lynch and Dr. Hall. Prior to September 2005, Telkonet did not have a Compensation Committee. However, Messrs. Lynch and Peeler and Dr. Hall, all of the independent members of the Company’s Board of Directors, fulfilled the functions of a Compensation Committee. None of these individuals was, or has been, an officer or employee of Telkonet or any of its subsidiaries, nor does any of these individuals have a relationship that would constitute an interlocking relationship with executive officers or directors of Telkonet or another entity. Notwithstanding the foregoing, Telkonet is a party to a consulting agreement with The Musser Group which is renewable annually and obligates Telkonet to pay The Musser Group $100,000 annually. Mr. Musser is the sole principal of The Musser Group, which is owned by Mr. Musser’s wife.

REPORT OF THE COMPENSATION COMMITTEE

Notwithstanding anything to the contrary set forth in any of Telkonet’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC.

The base salary, bonus, benefits and other compensation payable to Telkonet’s executive officers for the year ended December 31, 2005 were fixed under written employment agreements (except for Mr. Landry and Mr. Leimbach, who do not have employment agreements) described above under the heading Employment Contracts and Termination of Employment Arrangements.

Prior to establishing Mr. Pickett’s compensation pursuant to his employment agreement (as well as the compensation of the other executive officers), the Board of Directors reviewed compensation recommendations prepared by Telkonet’s human resources director, which recommendations provide information regarding compensation at the tenth to fiftieth percentiles in peer companies.

Messrs. Lynch and Peeler and Dr. Hall have the power to administer the Amended and Restated Stock Incentive Plan, which stock options may be granted to officers, directors, employees, advisors and consultants who render services to Telkonet. For the fiscal year ended December 31, 2005, no awards were made to the executive officers pursuant to the Amended and Restated Stock Incentive Plan, except that Mr. Pickett, pursuant to the terms of his employment agreement, was awarded 3,000 restricted shares of Telkonet’s common stock per month which vest immediately, Mr. Cramp received options to purchase 500,000 shares of Telkonet’s common stock, and Mr. Leimbach received options to purchase 50,000 shares of Telkonet’s common stock.

By,

Warren V. Musser

Thomas M. Hall

Thomas C. Lynch

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of Telkonet’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be “soliciting material” or “filed” with the SEC.

The Audit Committee for the year ended December 31, 2005, whose members are identified below, has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2005 with Telkonet’s management and has discussed the matters required to be discussed by SAS 61 with Telkonet’s independent auditors. The Audit Committee has also received the written disclosures and the letter from Telkonet’s independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors’ independence. Based upon its review of the foregoing materials and its discussions with Telkonet’s management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Telkonet’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also considered whether the provision of other non-audit services by the independent auditor to Telkonet is compatible with maintaining the independence of the independent auditor and concluded that the independence of the independent auditor is not compromised by the provision of such services.

The Audit Committee has a written charter which was adopted by the Board of Directors on October 3, 2003, a copy of which was filed as Appendix A to Telkonet’s proxy statement for the 2004 Annual Meeting of Stockholders. The Audit Committee has established procedures for the receipt, retention and treatment of any complaints received by Telkonet regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Telkonet’s employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee.

Thomas M. Hall

Thomas C. Lynch

James L. Peeler

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

The following table sets forth fees billed to the Company by our auditors during the fiscal years ended December 31, 2005 and 2004. Additionally, the Company incurred approximately $200,000 in additional consulting fees and increased personnel costs in 2005 in connection with its Sarbanes-Oxley compliance review.

	December 31, 2005	December 31, 2004
1. Audit Fees	$119,090	$63,875
2. Audit Related Fees	62,825	23,900
3. Tax Fees	1,175	5,000
4. All Other Fees	—	—
Total Fees	$183,090	$92,775

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Russell Bedford Stefanou Mirchandani LLP in connection with statutory and regulatory filings or engagements.

Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, which are not reported under “Audit Fees.”

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. The tax fees relate to federal and state income tax reporting requirements.

All other fees consist of fees for products and services other than the services reported above.

Prior to the Company’s engagement of its independent auditor, such engagement is approved by the Company’s audit committee. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant to the Company’s Audit Committee Charter, the independent auditors and management are required to report to the Company’s audit committee at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. All audit fees, audit-related fees, tax fees and other fees incurred by the Company for the year ended December 31, 2005, were approved by the Company’s audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Exchange Act, Telkonet’s directors, executive officers and any person holding ten percent or more of its common stock are required to report their beneficial ownership and any changes therein to the United States Securities and Exchange Commission and to furnish Telkonet with copies of all forms filed pursuant to Section 16(a). Specific due dates for these reports have been established and Telkonet is required to report herein any failure to file such reports by those due dates. To Telkonet’s knowledge, based solely on review of the copies of such reports furnished to Telkonet, during the fiscal year ended December 31, 2005, or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2003, Telkonet entered into a consulting agreement (renewable annually) with The Musser Group to compensate Mr. Musser in the annual amount of $100,000 for his service as the Chairman of the Board of Directors. Mr. Musser is the sole principal of The Musser Group, which is currently owned by Mr. Musser’s wife.

On July 1, 2005, Mr. Blumenfeld was retained as an international consultant to Telkonet pursuant to a Professional Services Agreement between Telkonet and Mr. Blumenfeld. Pursuant to the terms of the agreement, Mr. Blumenfeld received 10,000 shares of Telkonet stock upon execution of the agreement, 10,000 shares of Telkonet stock per quarter for the first year (for a total 50,000 shares in the first year) and 5,000 shares of Telkonet stock per quarter thereafter plus a five percent (5%) commission (payable in cash or Telkonet stock) on international sales generated by him with gross margins of 50% or greater. The stock awarded to Mr. Blumenfeld pursuant to the agreement is restricted stock. The agreement has a one year term, which is renewable annually upon both parties’ agreement.

STOCKHOLDER PROPOSALS

Telkonet intends to hold its 2007 Annual Meeting of Stockholders in December of 2007. Stockholders may submit written proposals to be considered for stockholder action at Telkonet’s 2007 Annual Meeting of Stockholders. To be eligible for inclusion in Telkonet’s Proxy Statement for the 2007 Annual Meeting, stockholder proposals must be received by Telkonet by July 10, 2007 and must otherwise comply with applicable Securities and Exchange Commission regulations and Telkonet’s Bylaws. Stockholder proposals should be addressed to Telkonet at 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004, Attention: Corporate Secretary. In addition, if a stockholder intends to present a proposal at Telkonet’s 2007 Annual Meeting of Stockholders without the inclusion of the proposal in Telkonet’s proxy materials and written notice of the proposal is not received by Telkonet on or before July 10, 2007, proxies solicited by the Board of Directors for the 2007 annual meeting will confer discretionary authority to vote on the proposal if presented at the meeting. Telkonet reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Brokers and other persons holding Telkonet’s common stock in their names, or in the names of a nominee, will be requested to forward this proxy statement and the accompanying materials to the beneficial owners of the common stock and to obtain proxies, and Telkonet will defray reasonable expenses incurred in forwarding such material.

Telkonet’s Annual Report to Stockholders, including audited financial statements and schedules, accompanies this proxy statement. Upon the written request of a holder of shares as of the record date, Telkonet will, without charge, provide a copy of Telkonet’s Form 10-K for the year ended December 31, 2005. Such written requests should be sent to 20374 Seneca Meadows Parkway, Germantown, Maryland 20876-7004. Attn: Corporate Secretary.

By order of the Board of Directors,

/s/ RONALD W. PICKETT
Ronald W. Pickett Chief Executive Officer

Appendix A

TELKONET, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

1. PURPOSE. The purpose of the Telkonet, Inc. Stock Option Plan (the “Plan”) is to further the long term stability and financial success of Telkonet, Inc., a Utah corporation (the “Company”), by retaining and attracting key employees, non-employee directors and consultants of the Company through the use of stock incentives utilizing the Company’s common stock (the “Company Stock”). It is believed that ownership of Company Stock will stimulate the efforts of those employees, consultants and directors of the Company upon whose efforts, interest and judgment the Company is and will be largely dependent for success. It is also believed that Incentive Awards granted to employees and directors under this Plan will strengthen their desire to remain with the Company and will further identify the interests of those employees and directors with the interests of the Company’s shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3, if Company Stock becomes Publicly Traded in the future.

2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

“1933 Act” means the Securities Exchange Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Applicable Withholding Taxes” means the aggregate amount of any federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option or Stock Appreciation Right, or the lapse of restrictions with respect to Restricted Stock.

“Board” means the board of directors of the Company.

“Change of Control” means the occurrence of any event deemed by the Committee, in its SOLE discretion, to constitute a Change of Control of the Company, and before the Company Stock is Publicly Traded, shall include an event described in (i), or (ii):

(i) the closing date of any sale or other disposition of substantially all the assets of the Company, other than in the ordinary course of business.

(ii) following the closing(s) of Financing(s) whereby the Company raises $25,000,000 or more in the aggregate, any person or persons attaining ownership of more than 50% of the Company Stock, other than (A) any person or persons who own Company Stock as of the effective date specified in Section 11 (the “Existing Shareholders”); (B) any trusts, partnerships or corporations controlled by the Existing Shareholders; (C) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary; or (D) any entity holding Company Stock for or pursuant to the terms of any such employee benefit plan.

After the Company Stock is Publicly Traded, “Change of Control” shall include an event described in (iii), (iv), (v), or (vi):

(iii) The acquisition by a Group of Beneficial Ownership of 50% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; or (B) any acquisition of Common Stock of the Company by management employees of the Company. For purposes of this Section, “Group” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act, “Beneficial Ownership” has the meaning in Rule 13d-3 promulgated under the 1934 Act, “Stock” means the then outstanding shares of common stock, and “Voting Power” means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

(iv) Individuals who constitute the Board on the date immediately after the Company Stock becomes Publicly Traded (the “Incumbent Board”) cease to constitute at least a majority of the Board,

provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual’s initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act).

(v) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

(vi) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Board (as described in Section 14), or the entire Board, if no committee is appointed, to administer this Plan.

“Company” means Telkonet, Inc., a Utah corporation.

“Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (including any change in connection with Company Stock becoming Publicly Traded) the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

“Date of Grant” means the date on which an Incentive Award is granted by the Committee or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective.

“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

“Employee” means an individual employed by the Company or the Parent or a Subsidiary of the Company.

“Fair Market Value” means, if the Company Stock is not actively Publicly Traded, the value of a share of Company Stock determined by the Committee in good faith. If the Company Stock is actively Publicly Traded, the value of a share of Company Stock, determined as follows:

(i) if such Company Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in THE WALL STREET JOURNAL;

(ii) if such Company Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Company Stock is listed or admitted to trading, as reported in THE WALL STREET JOURNAL;

(iii) if such Company Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in THE WALL STREET JOURNAL; or

(iv) if none of the foregoing is applicable, by the Committee in good faith.

“Incentive Award” means, collectively, an award of Restricted Stock, an Option or a Stock Appreciation Right granted under the Plan.

“Incentive Stock Option” means an Option intended to meet the requirements of, and to qualify for favorable federal income tax treatment under, Code Section 422. Incentive Stock Options may be granted only to an Employee and may only be exercised by the Employee while he is employed by the Company or within three (3) months following the date upon which the Employee ceases to be employed by the Company, except as provided in the Code.

“Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Non-Employee Director” means a member of the Board who is not an Employee of the Company or the Parent or a Subsidiary of the Company, as defined in Rule 16b-3 under the 1934 Act.

“Nonstatutory Stock Option” means an Option which does not meet the requirements of Code Section 422, or even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

“Participant” means an Employee, Non-Employee Director or consultant who receives an Incentive Award under the Plan.

“Publicly Traded” means a registration statement with respect to Company Stock that was filed by the Company with the Securities and Exchange Commission has become effective.

“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the 1934 Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendment to Rule 16b-3 enacted after the effective date of the Plan’s adoption. The provisions of the Plan relating to Rule 16b-3 shall be applicable only if the Company Stock becomes Publicly Traded.

“Stock Appreciation Right” means a right to receive amounts from the Company granted pursuant to Section 8 of the Plan.

“Subsidiary” means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

“10% Shareholder” means a person who, on the Date of Grant, owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

“Taxable Year” means the fiscal period used by the Company for reporting taxes or income under the Code.

3. GENERAL. The following types of Incentive Awards may be granted under the Plan: Restricted Stock, Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights.

4. STOCK. Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 18,000,000 shares of Company Stock, which shall be authorized but unissued shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall, to the extent permissible under Rule 16b-3 if the Company Stock is Publicly Traded, include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes.

5. ELIGIBILITY.

(a) Any Employee, Non-Employee Director or consultant of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14 hereof, to select eligible Participants to receive Incentive Awards and to determine for each Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award. Both the Board and the Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Non-Employee Directors and consultants to receive Incentive Awards and to determine for each Non-Employee Director or consultant the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an Employee, Non-Employee Director or consultant any particular amount of remuneration, to continue the employment of the Employee after the grant or to make further grants to the Employee, Non-Employee Director or consultant at any time thereafter.

6. RESTRICTED STOCK AWARDS.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become an award agreement between the Company and the Participant, and certificates representing the shares shall be issued and delivered to the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(f) Each Employee shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, the Employee may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Company may require the Participant to execute a shareholder agreement or such other form of agreement as it may deem appropriate as a condition to permitting restrictions on Restricted Stock to lapse.

7. STOCK OPTIONS.

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible person stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 8 hereof) and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the employee is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant.

(ii) An Incentive Stock Option shall be subject to such other conditions on exercise as may be imposed under the Code.

(d) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

8. STOCK APPRECIATION RIGHTS.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

(a) Options and Stock Appreciation Rights may be exercised by the Participant by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option, or the Committee by separate action, so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iv) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

(b) The Company may require the Participant to execute a shareholder agreement or such other form of agreement as it may deem appropriate as a condition to transfer of Company Stock to the Participant upon exercise of an Option or a Stock Appreciation Right. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Employee shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the

Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Right agreement so provides, or the Committee by separate action so provides, an Employee may, subject to the provisions set forth below, elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election.

(e) Notwithstanding anything herein to the contrary, if the Company Stock is Publicly Traded, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

10. NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the Employee’s lifetime only by the Employee.

11. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of April 24, 2002 and shall be submitted for approval to the shareholders of the Company and to the holders of the Company’s Series A-1 Preferred Stock. Until (i) the Plan has been approved by the Company’s shareholders and by the holders of the Company’s Series A-1 Preferred Stock, and (ii) the requirements of any applicable federal or state securities laws have been met, no Option or Stock Appreciation Right shall be exercisable, and no Restricted Stock shall be granted.

12. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of the business day that is the day immediately preceding the ten year anniversary of the effective date (as provided in Section 11). No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by the Code or applicable federal or state securities law, or regulations thereunder, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13 hereof), materially expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized in accordance with the provisions of the Charter of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Incentive Awards as it deems appropriate to ensure compliance with applicable federal or state securities laws or regulations thereunder and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant’s rights under an Incentive Award previously granted to him.

13. CHANGE IN CAPITAL STRUCTURE.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4 hereof, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, who shall be appointed by the Board. In the absence of the Committee, the Board shall have authority to act in place of the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a) The Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

(e) With respect to Non-Employee Directors, the Board or the Committee shall be authorized to make grants of Restricted Stock and Nonstatutory Stock Options in its discretion, provided such grants are made in compliance with other provisions of the Plan. In such case, the Board shall hold the same general and specific authority granted to the Committee under this Section 14 and other provisions of the Plan.

15. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at its principal business address to the attention of the Secretary; (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. INTERPRETATION. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

17. COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Incentive Awards may be granted pursuant to this Plan, and Company Stock may be issued pursuant to the exercise thereof by a Participant, only after there has been compliance with all applicable federal and state securities laws, and such grants and issuances will be subject to this overriding condition. The Company will not be required to register or qualify Company Stock with the Securities and Exchange Commission or any state agency.

18. STOCK CERTIFICATES. Any certificates representing Company Stock issued pursuant to the exercise of Incentive Awards will bear all legends required by law and necessary to effectuate this Plan’s provisions. The Company may place a “stop transfer” order against shares of Company Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this Plan have been complied with.

19. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time, but no such action may alter or impair any Incentive Award previously granted under this Plan without the consent of the holder of such Incentive Award.

20. CITATIONS TO STATUTES. References in this Plan to any statutes, regulations, or portions thereof are intended to refer to the statutes, regulations, or portions thereof in force at the time of the Plan’s adoption by the Board and as subsequently amended, or to any substantially similar successor statutes, regulations or portions thereof resulting from recodification, renumbering, or other enactment or promulgation.

21. GOVERNING LAW. This Plan will be governed by, and construed in accordance with, the laws of the State of Utah.

22. COPIES OF PLAN. A copy of this Plan will be delivered to each Participant at or before the time he or she executes any agreement pursuant to this Plan.

TELKONET, INC.

The Annual Meeting of the Stockholders of Telkonet, Inc. will be held on Friday, December 8, 2006, at 3:00 p.m., local time, at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876.

1.	ELECTION OF DIRECTORS - Nominees:

01-Seth Blumenfeld	02-Thomas M. Hall	03-Thomas C. Lynch

04-Warren V. Musser	05-James L. Peeler	06-Ronald W. Pickett

07-Stephen L. Sadle

☐ FOR all nominees ☐ WITHHELD as to all nominees ☐ FOR all nominees except vote withheld from the following nominee(s):

2.	RATIFICATION OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

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SEE REVERSE SIDE	SEE REVERSE SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TELKONET, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FRIDAY, DECEMBER 8, 2006, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a stockholder of TELKONET, INC. (“TELKONET”), hereby authorizes Richard J. Leimbach and Stephen L. Sadle, and each of them, with the full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Telkonet to be held at The Hampton Inn Germantown, located at 20260 Goldenrod Lane, Germantown, Maryland 20876, on Friday, December 8, 2006 at 3:00 p.m., local time, and at any adjournment or postponement thereof, with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

Shares of the Common Stock of Telkonet will be voted as specified. If no specification is made, shares will be voted FOR the nominees for director named on the reverse side, FOR ratification of the amended and restated stock incentive plan, FOR ratification of the appointment of the independent accountants and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the annual meeting.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of Telkonet, Inc. called for Friday, December 8, 2006, and a Proxy Statement for the Meeting prior to the signing of this proxy.

                                          Dated:                 , 2006

                                          Dated:                 , 2006

Please sign exactly as your name(s) appears(s) on this proxy. When signing in a representative capacity, please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.

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YOUR VOTE IS IMPORTANT

VOTE TODAY IN ONE OF TWO WAYS:

1.	VOTE BY INTERNET:

Log-on to www.votestock.com

Enter your control number printed below

Vote your proxy by checking the appropriate boxes

Click on “Accept Vote”

OR

2.	VOTE BY MAIL: If you do not wish to vote by Internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week.

Your Internet vote authorizes the named proxies to vote in the same manner as if you

marked, signed and returned your proxy card.